UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2006

Max Re Capital Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max Re House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 296-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2006, W. Marston Becker entered into an employment agreement (the "Employment Agreement"), effective as of November 13, 2006, with the Registrant pursuant to which the Registrant retained Mr. Becker to serve as its Chairman and Chief Executive Officer. The Employment Agreement superseded a consulting agreement between Mr. Becker and the Registrant, dated October 30, 2006, pursuant to which Mr. Becker agreed to serve as Chairman and acting Chief Executive Officer. The Employment Agreement, which has a five year term, provides for an annual base salary of $750,000, subject to increase, an annual bonus with a target of 100% of base salary and a range from 0% to 250% of base salary, an award of 100,000 shares of restricted stock, an award of 325,000 stock options and other benefits. The restricted stock and stock option awards are subject to vesting requirements based on both time and performance measures. The Employment Agreement provides for severance in the event that Mr. Becker ceases to serve as Chief Executive Officer at the end of the term of the agreement, Mr. Becker is terminated without cause during the term of the agreement, Mr. Becker terminates his employment for "good reason" or Mr. Becker’s employment is terminated following a change in control of the Registrant.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The description of the Employment Agreement between W. Marston Becker and the Registrant set forth in Item 1.01 of this report is incorporated herein by reference.

Item 8.01 Other Events.

On December 14, 2006, the Registrant announced plans to establish a U.S.-based excess and surplus lines platform to complement its existing insurance and reinsurance operations based in Bermuda and Dublin, Ireland. The Registrant expects to launch this business in the first quarter of 2007. A copy of the Registrant’s news release announcing such plans is attached hereto as Exhibit 99.1.

Related to the foregoing, on December 13, 2006, the Registrant consummated an acquisition of substantially all of the assets of Vaccaro Insurance Holdings, Inc. ("VIH") and acquired, among other things, all of VIH’s right, title and interest in and to a stock purchase agreement to acquire all of the outstanding shares of capital stock of a run-off stage property and casualty insurance company that is domiciled in Delaware and an eligible surplus lines carrier in approximately 40 states. The Registrant expects to consummate the acquisition of the property and casualty insurance company during the first quarter of 2007.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
10.1 Employment Agreement, effective as of November 13, 2006 and executed December 8, 2006, by and between the Registrant and W. Marston Becker.
99.1 News release, dated December 14, 2006, issued by the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Re Capital Ltd.

December 14, 2006	By:	/s/ Keith S. Hynes

Name: Keith S. Hynes
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, effective as of November 13, 2006 and executed December 8, 2006, by and between the Registrant and W. Marston Becker.
99.1	News release, dated December 14, 2006, issued by the Registrant.